As filed with the Securities and Exchange Commission on June 27, 2017

Registration No. 333-144189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Delaware	36-2517428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Lake Cook Road

Riverwoods, Illinois 60015

(Address of Principal Executive Offices, including Zip Code)

DISCOVER FINANCIAL SERVICES 401(k) PLAN

(Full title of the plan)

Kathryn McNamara Corley, Esq.

Executive Vice President, General Counsel and Secretary

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

(Name and address of agent for service)

Telephone: (224) 405-0900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Discover Financial Services, a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 333-144189 ) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 29, 2007. The Registration Statement registered 10,000,000 shares of common stock, $.01 par value per share, of the Registrant (“Common Stock”), and an indeterminate amount of plan interests to be offered and sold pursuant to the Discover Financial Services 401(k) Plan (the “Plan”).

The Plan no longer offers Common Stock as an investment option. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any remaining shares of Common Stock and all plan interests that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Riverwoods, State of Illinois, on June 27, 2017.

DISCOVER FINANCIAL SERVICES

By:	/s/ R. Douglas Rose
R. Douglas Rose
Senior Vice President and Chief Human Resources Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Name Title	Date

/s/ Jeffrey S. Aronin	June 15, 2017
Jeffrey S. Aronin Director

/s/ Mary K. Bush	June 15, 2017
Mary K. Bush Director

/s/ Gregory C. Case	June 15, 2017
Gregory C. Case Director

/s/ Joseph F. Eazor	June 23, 2017
Joseph F. Eazor Director

/s/ Cynthia A. Glassman	June 26, 2017
Cynthia A. Glassman Director

/s/ R. Mark Graf	June 26, 2017
R. Mark Graf Executive Vice President and Chief Financial Officer

/s/ Richard H. Lenny	June 15, 2017
Richard H. Lenny Director

/s/ Thomas G. Maheras	June 15, 2017
Thomas G. Maheras Director

Name Title	Date

/s/ Edward W. McGrogan	June 19, 2017
Edward W. McGrogan Senior Vice President, Controller and Chief Accounting Officer

/s/ Michael H. Moskow	June 15, 2017
Michael H. Moskow Director

/s/ David W. Nelms	June 19, 2017
David W. Nelms Chairman of the Board and Chief Executive Officer

/s/ Mark A. Thierer	June 22, 2017
Mark A. Thierer Director

/s/ Lawrence A. Weinbach	June 15, 2017
Lawrence A. Weinbach Lead Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Riverwoods, State of Illinois, on June 27, 2017.

DISCOVER FINANCIAL SERVICES 401(K) PLAN

By:	/s/ R. Douglas Rose
R. Douglas Rose
Senior Vice President and Chief Human Resources Officer, Plan Fiduciary